Exhibit 10.14(10)

RESTRICTED STOCK AGREEMENT

UNDER THE SAIA, INC.

2018 OMNIBUS INCENTIVE PLAN

THIS AGREEMENT (the “Agreement”), made as of [_____] by and between Saia, Inc., a Delaware corporation (hereinafter called the “Company”), and Frederick J. Holzgrefe, III (hereinafter called the “Awardee”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company (“Board”) has adopted, and stockholders of the Company approved at the 2018 annual meeting of stockholders, the Saia, Inc. 2018 Omnibus Incentive Plan, as amended (“Plan”) pursuant to which restricted stock of the Company may be granted to employees of the Company and its subsidiaries; and

WHEREAS, Awardee is now an employee of the Company or a subsidiary of the Company; and

WHEREAS, the Company desires to make a restricted stock award to the Awardee for [________________ (______)] shares of its common stock (“Award”) under the terms hereinafter set forth and the terms of the Plan.

NOW, THEREFORE, for good and valuable consideration, including the mutual agreements hereinafter set forth, the receipt and sufficiency of which are acknowledged, it is covenanted and agreed as follows:

1.
Award Subject to Plan. This Award is made under and is expressly subject to all the terms and provisions of the Plan, a copy of which Awardee acknowledges has been received, and which terms are incorporated herein by reference. Awardee agrees to be bound by all the terms and provisions of the Plan. Terms not defined herein shall have the meaning ascribed thereto in the Plan. The Committee referred to in Section 5 of the Plan (the “Committee”) has been appointed by the Board, and designated by it, as the Committee to make awards under the Plan.
2.
Grant of Award. Pursuant to action of the Committee, which action was effective on [_____] (“Date of Award”), the Company awards to the Awardee [________________ (______)] shares of the common stock of the Company, of the par value of $0.001 per share (“Common Stock”); provided, however, that the shares hereby awarded (“Restricted Stock”) are nontransferable by the Awardee unless and until vested as provided in this Agreement and are subject to the risk of forfeiture described herein. Unless and until vested, at the Company’s election, the shares awarded pursuant to this Agreement will either be represented in book-entry form by the transfer agent for the Common Stock or by a certificate held by the Company or such transfer agent. Any certificate relating to such shares shall be registered in the name of the Awardee and shall bear an appropriate legend referring to the applicable terms, conditions and restrictions.
3.
Time Vesting. If the Awardee is and has been continuously in the service of the Company or a subsidiary of the Company since the Date of Award, then the Award shall vest in three annual installments outlined in the table below with the first installment vesting on the one year anniversary of the Date of Award, the second installment vesting on the two year anniversary of the Date of Award and the third installment vesting on the three year anniversary of the Date of Award after which such shares of Restricted Stock shall become immediately free of the restrictions of Section 2.

Vest Schedule
Vest Date	Vest Quantity
dd-mm-yyyy	xxx
dd-mm-yyyy	xxx
dd-mm-yyyy	xxx
xxx

4.
Change in Control. Upon a Change in Control, all shares of Restricted Stock not then vested shall become immediately vested and free of the restrictions of Section 2.
5.
Termination of Employment.
(a)
In the event of the death of the Awardee or termination of employment of Awardee due to Total Disability, any shares of Restricted Stock that remain unvested at such time shall become immediately vested and free of the restrictions of Section 2.
(b)
In the event of termination of employment of Awardee due to Retirement on or after the one year anniversary of the Date of Award, any shares of Restricted Stock that remain unvested at such time shall become immediately vested and free of the restrictions of Section 2.
(c)
In the event Awardee’s service with the Company and subsidiaries of the Company terminates for any reason (whether voluntary or involuntary) other than as specified in Sections 5(a) or 5(b), any shares of Restricted Stock, to the extent not vested as of the termination date, shall thereupon automatically and without further action be cancelled and forfeited for no consideration.
(d)
For purposes of this Agreement “Retirement” shall mean the voluntary termination of employment by Awardee by reason of retirement at or after age 55. The determination of whether a particular termination of employment qualifies as Retirement shall be made in the sole discretion of the Committee.
6.
Dividends. Any cash or in-kind dividends paid with respect to the unvested shares of Restricted Stock shall be withheld by the Company and shall be paid to Awardee, without interest, only when, and if, such shares of Restricted Stock shall become fully vested, and in no event later than 2 ½ months after the close of the year in which such Restricted Stock vests.
7.
Voting Rights. Prior to the vesting of the shares of Restricted Stock, the Awardee shall have no right to vote the shares and, except as expressly provided otherwise herein, no other rights as a holder of outstanding shares of Common Stock with respect to the Restricted Stock.

8.
Payment and Taxes. As soon as practicable following the vesting of any shares of Restricted Stock, the Company shall deliver to Awardee shares of Common Stock then vested. Awardee shall pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state, and local tax withholding that in the opinion of the Company is required by law. For the avoidance of doubt, the Awardee shall be entitled to satisfy any tax withholding obligations hereunder through an election to have shares of Common Stock of the Company withheld from any payments under this Agreement. Unless Awardee satisfies any such tax withholding obligation by paying the amount in cash, by check, stock withholding, or by other arrangements acceptable to the Company, the Company shall withhold a portion of the stock payable upon vesting equal to the tax withholding obligation. Any share withholding pursuant to this Section 8 is intended to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 16b-3(e) under the Exchange Act. As a condition to the effectiveness of this Restricted Stock Award, Awardee shall not make any election to Section 83(b) of the Internal Revenue Code of 1986, as amended, to realize taxable income with respect to the Award as of the Date of Award without consent of the Committee.
9.
Committee Administration. As it relates to the Award granted hereunder, the Committee shall have the sole responsibility for construing and interpreting this Agreement, and for resolving all questions arising hereunder. Any decision or action taken by the Committee arising out of, or in connection with, the construction, administration, interpretation or effect of this Agreement with respect to the Award shall be conclusive and binding upon all persons. The Committee may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to or obligations of the Awardee by the express terms hereof.
10.
No Right to Continued Service. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the service of the Awardee as an employee, as applicable.
11.
Non‑Transferability. Neither the Award hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred, mortgaged, pledged or in any manner encumbered by Awardee except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect.
12.
Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to modify or reduce the scope, duration or area of the provision, to delete specific words or phrases and to replace any invalid or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision, and this Agreement shall be enforced as so modified.
13.
Non-Waiver of Rights. The Company’s failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by Awardee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.
14.
Amendments; Entire Agreement. Except as provided in the Plan and as otherwise expressly set forth herein (including in Section 9 hereof), no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto. This Agreement supersedes all prior agreements and understandings between Awardee and the Company to the extent that any such agreements or understandings conflict with the terms of this Agreement; provided, however, in the event of an inconsistency between the terms of this Agreement and the terms of that certain Employment Agreement entered into March 5, 2020, as amended from time to time, between the Company and Awardee, the terms of the Employment Agreement shall govern.
15.
Successors and Assigns. Subject to the limitations set forth in this Agreement and the Plan, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and permitted assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company. This Agreement may not be assigned by Awardee without the consent of the Committee.
16.
Stock Ownership Guidelines. Awardee acknowledges that the Board has adopted Stock Ownership Guidelines applicable to certain officers of the Company and such Guidelines may be modified or amended in whole or in part at any time.
17.
Forfeiture. Awardee acknowledges and agrees that (a) Awardee and the Award granted hereunder are subject to the terms of the Amended and Restated Saia, Inc. Incentive Compensation Recovery Policy (the “Compensation Recovery Policy”) adopted by the Board on October 26, 2023, (b) if Awardee on the Date of Award or at any other time is included within the classification of employees covered by the terms of the Saia, Inc. Clawback Policy (the “Clawback Policy”), adopted by the Board on October 26, 2023, the Awardee and the Award granted hereunder shall be subject to the terms of such Clawback Policy, and (c) the Awardee and the Award granted hereunder are subject to any additional obligations as may be required by law, including without limitation, Section 304 of the Sarbanes-Oxley Act of 2002. Awardee further acknowledges and agrees that the Board may amend or modify such Incentive Compensation Recovery Policy or Clawback Policy at any time or may adopt a new policy or policies replacing or supplementing either such policies and that any such policy or policies, as so amended, modified, replaced or supplemented, shall be binding on Awardee and the Award granted hereunder.
18.
Choice of Law; Waiver of Jury Trial.
(a)
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law which might otherwise apply.
(b)
Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each of the parties hereto (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 18.
19.
Adjustment for Changes in Capitalization. In the event the Committee shall determine that any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, stock split or stock dividend or other similar corporate transaction or event affects the shares of common stock of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Awardee, then the Committee shall make such adjustments in the number and kind of shares under this Agreement as the Committee shall deem appropriate, and all such adjustments shall be conclusive.
20.
Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or electronically, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf, and the Awardee has signed this Agreement to evidence the Awardee’s acceptance of the terms hereof, all as of the date first above written.

SAIA, INC.

By:

Anthony R. Norwood,

Executive Vice President and

Chief Human Resources Officer

ATTEST:

Kelly W. Benton,

Vice President and Chief Accounting Officer

Frederick J. Holzgrefe, III, Awardee